Exhibit 99.1

CONTACT INFORMATION: INVESTORS and MEDIA Julie Tracy Sr. Vice President, Chief Communications Officer ev3 Inc. office: (949) 680-1375 jtracy@ev3.net
Robert Palmisano Appointed President, Chief Executive Officer
and Director of ev3 Inc.
Dan Levangie to Serve As Chairman of the Board of Directors
PLYMOUTH, Minn. — (PR NEWSWIRE) — April 7, 2008 — ev3 Inc. (NASDAQ: EVVV), a global endovascular device company, today announced the appointment of Robert J. Palmisano as President, Chief Executive Officer and Director, effective immediately. Dan Levangie, a current ev3 director and the Lead Independent Director, has been appointed non-executive Chairman of the Board of Directors. Mr. Palmisano and Mr. Levangie succeed James M. Corbett, who has resigned as Chairman, President and Chief Executive Officer.
Mr. Palmisano brings more than 20 years of experience in the pharmaceutical and medical device industries to ev3. He most recently served as President and Chief Executive Officer of IntraLase Corp., a company that designs, develops and manufactures ultra-fast femtosecond laser technology for use in ophthalmology, which was acquired by Advanced Medical Optics, Inc. in April 2007. He has served on the Advanced Medical Optics Board of Directors since April 2007 and on the Osteotech, Inc. Board of Directors since March 2005.
Mr. Levangie has served as a member of the ev3 Board of Directors since February 2007. Beginning in 1992, Mr. Levangie was a member of the senior management team of Cytyc Corporation, a leading provider of surgical and diagnostic products targeting women’s health and cancer diagnostics. Most recently Mr. Levangie served as President of Cytyc’s Surgical Products Division, Executive Vice President and a member of the Board of Directors of Cytyc Corporation. Following Cytyc Corporation’s merger with Hologic, Inc. in October of 2007, Mr. Levangie has remained a member of the Board of Directors of Hologic, Inc.
“Bob Palmisano is a proven leader and hands-on operator with the right combination of experience to lead this company through the next phase of our growth and success,” said Mr. Levangie. “He has a proven record of creating value for shareholders. During his tenure at IntraLase, he took the company to profitability and led the successful acquisition of IntraLase by American Medical Optics in April 2007. Previously while at Summit Autonomous, he increased shareholder value 10 times, culminating in the successful acquisition of Summit by Alcon, Inc. in October 2000. We’re delighted that Bob is part of our team and under his leadership, we look forward to continuing to focus on expanding our position in the peripheral vascular and neurovascular markets.”

“I am excited to join ev3 and to assume the leadership of this company,” said Mr. Palmisano. “I have been impressed by ev3’s ability to directly improve patients’ lives through its innovative therapies and comprehensive portfolio of treatment options, and I look forward to working with the Board and management team to continue to build upon these strengths to position the company for future growth.”
Commenting on Mr. Corbett, Mr. Levangie continued, “On behalf of the entire Board of Directors, I want to thank Jim for his dedication to ev3 over the last six years. We are greatly appreciative of the contributions he has made, particularly with his work related to the FoxHollow acquisition. We wish him well in his future endeavors.”
Mr. Palmisano joined IntraLase Corp. as President and Chief Executive Officer in April 2003. From April 2001 to April 2003, he served as the President and Chief Executive Officer of MacroChem Corporation, a development stage pharmaceutical corporation. From April 1997 to January 2001, he was President and Chief Executive Officer of Summit Autonomous, Inc., a global medical products company that was acquired by Alcon, Inc. in October 2000. Prior to that, he held various executive positions with Bausch & Lomb Incorporated. Mr. Palmisano earned his B.A. in Political Science from Providence College.
Disclosure Regarding Equity Awards
A portion of the equity awards granted to Mr. Palmisano in connection with his appointment as President and Chief Executive Officer is considered “inducement awards” as defined by NASDAQ Marketplace Rules. The awards designated as inducement awards consist of nonqualified stock options to purchase 754,000 shares of the company’s common stock on April 6, 2008, with an exercise price equal to $8.64, the closing sale price of the company’s common stock on April 4, 2008. The inducement options become exercisable as to (i) 188,500 shares on April 6, 2009 and (ii) the remaining 565,500 shares in equal amounts on the sixth day of each of the next 36 months thereafter, beginning on May 6, 2009. Vesting of the inducement options accelerates as to all of the shares upon a change in control of ev3. The inducement options expire on April 6, 2018, subject to earlier expiration under certain conditions. The inducement options were granted outside of the terms of the existing ev3 equity incentive plans, were approved by the compensation committee of the company’s Board of Directors, and were granted pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv). As more fully described in the company’s Current Report on Form 8-K to be filed April 7, 2008, Mr. Palmisano was also granted additional nonqualified stock options to purchase 300,000 shares of the company’s common stock under the company’s Second Amended and Restated 2005 Stock Incentive Plan in connection with his employment.
About ev3 Inc.
Since its founding in 2000, ev3 has been dedicated to improving the lives of patients with vascular disease through the development of innovative endovascular therapies. ev3’s products are used by endovascular specialists to treat a wide range of peripheral vascular and neurovascular diseases and disorders. The company offers a comprehensive portfolio of treatment options, including the primary interventional technologies used today — peripheral angioplasty balloons, stents, plaque excision systems, embolic protection devices, liquid embolics, embolization coils, thrombectomy catheters and occlusion balloons. More information about the company and its products can be found at http://www.ev3.net.

ev3, the ev3 logo and FoxHollow are trademarks of ev3 Inc., registered in the U.S. and other countries.
Forward Looking Statements
Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, anticipated revenue synergies and cost savings as a result of ev3’s merger with FoxHollow and the timing thereof, anticipated expenses as a result of ev3’s merger with FoxHollow and the timing thereof, effects of recent U.S. peripheral vascular sales force restructuring activities, new product benefits and market acceptance, anticipated costs and expenses paid in connection with outstanding litigation and other statements identified by words such as “expect,” “anticipate,” “will,” “may,” “believe,” “could,” “outlook,” “guidance,” or words of similar meaning and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of ev3’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the failure to realize revenue synergies and cost-savings from ev3’s merger with FoxHollow or delay in realization thereof; the businesses of ev3 and FoxHollow not being integrated successfully, or such integration taking longer or being more difficult, time-consuming or costly to accomplish than expected; the impact of competitive products and pricing; changes in the regulatory environment; availability of third party reimbursement; potential margin pressure resulting from volume selling, as well as potential adverse effects on future product demand resulting from volume purchases; delays in regulatory approvals and the introduction of new products; market acceptance of new products and success of clinical testing. More detailed information on these and additional factors which could affect ev3’s operating and financial results is described in the company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. ev3 Inc. urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, ev3 undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.
###